Code of Ethics

Revised: January 7, 2026

Table of Contents

Preamble.......................................................................................................................................
2
Section 1 - Definitions.................................................................................................................
2
Section 2 - Prohibited Transactions..........................................................................................
4
Section 3 - Reporting and Approvals........................................................................................
6
Section 4 - Exemptions from Prohibited Transaction and Reporting Requirements.......
8
Section 5 - Periodic Certification...............................................................................................
8
Section 6 - Service as a Director of a Publicly Traded Company..........................................
9
Section 7 - Gifts and Entertainment..........................................................................................
9
Section 8 - Disclosures..............................................................................................................
10
Section 9 - Administration and Enforcement........................................................................
10
Section 10 - Certification..........................................................................................................
11
Section 11 - Appendix A.............................................................................................................
11
I.  COVERED OFFICERS/PURPOSE OF THE SOX CODE.............................................................
11
II.  COVERED OFFICERS SHOULD HANDLE ETHICALLY ANY ACTUAL AND APPARENT.........
12
CONFLICTS OF INTEREST.........................................................................................................
12
III.  DISCLOSURE & COMPLIANCE............................................................................................
13
IV.  REPORTING AND ACCOUNTABILITY..................................................................................
14
V.  OTHER POLICIES AND PROCEDURES..................................................................................
15
VI.  AMENDMENTS....................................................................................................................
15
VII.  CONFIDENTIALITY............................................................................................................
15
VIII.  INTERNAL USE.................................................................................................................
15
SCHEDULE A.............................................................................................................................
15

Preamble

At all times, our clients' interests must come first. We must maintain the integrity of our business by promoting ethical conduct, creating a culture of compliance and avoiding even the appearance of impropriety. We must not take inappropriate advantage of our positions and access to information. We are all expected to protect and preserve the confidentiality of information entrusted to us by our clients.

All persons must comply with all applicable securities laws, rules and regulations, as well as the rules of applicable self-regulatory organizations such as the Financial Industry Regulatory Authority.

The board of directors of Saturna Capital Corporation, acting for itself and its subsidiaries, and the board of trustees of both Saturna Investment Trust and Amana Mutual Funds Trust independently adopted this Code of Ethics to assist in maintaining the highest standards of conduct. Saturna Capital and its affiliates encourage private investment activities, but such activities must be carried out within the letter and spirit of this Code. Each of these boards must approve any material change to this Code of Ethics. Questions should be brought to the attention of the Chief Compliance Officer.

By accepting employment with the Adviser and/or its subsidiaries, or association with a Fund, you have agreed to be bound by this Code. This Code is a part of the Saturna Manual, which governs the operations of Saturna Capital and its affiliates. Each crewmember annually certifies in writing his understanding of and intention to comply with this Code.

This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield you from liability for front running client orders with personal trading or other unethical conduct or conduct that violates a fiduciary duty.

Section 1 - Definitions

•

"Adviser"
means Saturna Capital Corporation, including any of its subsidiaries. Adviser does not include any consultant or sub-advisor whose only role is to advise on general principles

•

"Access Person"
means a trustee, director, officer, or crewmember of a Fund or the Adviser. It does not include an Independent Trustee or Independent Director unless in connection with his or her regular functions or duties the Trustee or Director makes, participates in, or obtains information regarding, the purchase or sale of Reportable Securities by a Fund, or whose functions relate to the making of any recommendation with respect to such purchases or sale

•

"Beneficial Ownership"
has the same meaning as used in Rule 16a-1(a)(2) under the U.S. Securities Exchange Act of 1934. "Direct or indirect beneficial ownership" means direct or indirect influence or control or ownership of any beneficial interest.
The terms of Rule 16a are incorporated herein by reference and shall control any determination hereunder. In general, and without limiting the foregoing, a person has Beneficial Ownership in any securities held (i) by members of a person's immediate family sharing the same household; provided, however, that the presumption of such Beneficial Ownership may be rebutted; or (ii) by related partnerships, trusts, corporations or other arrangements

•

"Business Entertainment"
means ordinary and usual business entertainment such as an occasional meal, ticket to a sporting event or theater, or comparable entertainment, so long as it is neither so frequent nor so extensive as to raise any question of propriety and the person providing the Business Entertainment must accompany the recipient to any such function

•

"Chief Compliance Officer"
means the person designated by the Adviser and the Fund to act in that capacity under Rule 38a1 of the U.S. Investment Company Act of

1940 or similar authority. Any action, duty, or responsibility delegated to the Chief Compliance Officer under this Code of Ethics may, in his absence, (and shall, with respect to actions involving the personal transactions of the Chief Compliance Officer) be performed by another Compliance Officer or the President. Any action, duty or responsibility of Saturna Capital's Chief Compliance Officer under this Code is the responsibility of the Compliance Officer of a subsidiary where such Officer is employed

•

"Fund"
means any registered investment company adopting this Code of Ethics

•

"Gift"
includes anything of value, but does not include ordinary and usual "Business Entertainment"

•

"Independent Trustee or Director"
means an independent Trustee of a Fund or an independent Director of the Adviser. An independent Trustee is a trustee who is not an “interested person” of a Fund within the meaning of Section 2(a)(19) of the 1940

Act. An independent Director is a director

–

who is not an “interested person” of the Adviser within the meaning of Section 2(a)(19)(B) of the 1940 Act for any reason other than as a director of the Adviser and as an owner of direct or beneficial interests in Saturna Capital (but owner of no more than 5% of Saturna Capital’s outstanding voting securities), and (ii) who has no involvement with the day-to-day operations of the Funds or the Adviser

•

“Initial Public Offering”
means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934

•

“
Limited Offering”
means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule

504, 505, or 506 under the Securities Act of 1933

•

"President"
means the president of Saturna Capital, the president of a subsidiary of Saturna Capital relating to crewmembers of that subsidiary, or the president of a Fund

•

“Portfolio Manager"
means the person (or one of the persons) responsible for the day-to-day management of a Fund, other pooled vehicles, or the portfolio of an individually managed account

•

"Reporting Account"
means the account(s) maintained by Access Persons for reporting transactions covered by this Code on Saturna's own portfolio system (NEPTUNE), or on any other portfolio system having the monitoring functionality required by the Chief Compliance Officer

•

"Reportable Security"
means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, mutual funds advised by Saturna Capital, hedge funds, unit trusts, and exchange-traded funds, interests in limited partnerships, shares of limited offerings, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof) or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or in general, any interest commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing. Reportable Security does not include direct obligations of the Government of the United States (for any foreign subsidiary this would be direct obligations of their government) including short-term debt securities that are government securities within the meaning of law, bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements, other high-quality short-term debt instruments, shares of registered open-end investment companies where Saturna Capital does not act as adviser, shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, 529 plans, variable contracts, and shares issued by money-market funds.

Section 2 - Prohibited Transactions

1.

Personal Profit from Knowledge of Client Transactions.
No person covered by this code may use actual knowledge of client transactions to profit from such transactions.

2.

Conflicting Trades
.
No Access Person shall purchase or sell any Reportable Security (other than registered open-end investment companies) or derivative thereon in which he has, or because of such order will acquire, any direct or indirect Beneficial Ownership, when to their knowledge, any Fund or other client of the Adviser had a transaction in the Reportable Security within the last three trading days, has a pending order or intends to enter an order within the next three trading days. However, an Access Person may participate as part of a "bunch" order with simultaneous client transactions. The Adviser must determine that the “bunching” is consistent with best execution and no client is disadvantaged.

3.

Portfolio Manager and Trade Desk Personnel Restrictions.
Portfolio Managers and Trade Desk Personnel handling Fund and or advisory client orders and any account in which they have a Beneficial Ownership are limited to transactions in registered open-end investment companies, exchange-traded funds, securities excluded from the definition of Reportable Security, and transactions in Saturna Capital stock. Transactions in Reportable Securities acquired prior to appointment as a Portfolio Manager or to the Trade Desk are exempted from this restriction to the extent that the transactions reduce an existing position. Likewise, transactions in Reportable Securities acquired through inheritance or gift after appointment are exempted from this restriction to the extent that the transactions reduce an existing position.

4.

Initial Public Offering.
No Access Person may directly or indirectly acquire beneficial ownership in any security in an initial public offering.

5.

Limited Offering (commonly referred to as a Private Placement).
No Access Person may directly or indirectly acquire beneficial ownership in any security in a limited offering.

6.

Principal Transactions.
No Access Person nor the Adviser may effect a transaction as principal with a client.

7.

Insider Trading.

a.

All directors, trustees, officers or crewmembers of a Fund, or the Adviser are prohibited from trading in any security, either personally or on behalf of others, including clients, on the basis of material non-public information or communicating material non-public information to others in violation of the law.

b.

Persons who are aware of the misuse of material nonpublic information should report such misuse to the Chief Compliance Officer.

8.

Investment recommendation disclosures.
No Access Person may recommend or attempt to cause any securities transactions by a client or participate in any investment decision without disclosing his interest in the securities.

9.

Unlawful Actions.
No Access Person in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a Fund as defined in Rule 17j-1 may:

a.

Employ any device, scheme or artifice to defraud any client;

b.

Make any untrue statement of a material fact to, or omit to state a material fact to, any client;

c.

Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on any client; or

d.

Engage in any manipulative practice with regard to any client.

Section 3 - Reporting and Approvals

1.

Independent Trustees and Independent Directors.
An Independent Trustee or Independent Director need not make a transaction report pursuant to this section unless he, at the time he executes a transaction in a Reportable Security, knew or in the ordinary course of fulfilling his official duties, should have known that during the fifteen (15) calendar day period immediately before his transaction, a Fund purchased or sold the security, or the Fund or its Adviser considered purchasing or selling the security. In the event that this provision is triggered, the Trustee or Director may rely on paragraph (6)(c) of this Section to meet their quarterly reporting obligation.

2.

Reporting Accounts.
No Access Persons may have a Beneficial Ownership in any securities account held away from Saturna Brokerage Services or Saturna Capital. Officers, directors, and crewmembers of a foreign subsidiary of the Advisor are permitted to maintain securities accounts at a custodian acceptable to the subsidiaries’ Chief Compliance Officer, provided that they comply with the following provisions of this section. Reporting Accounts registrations in NEPTUNE are to be marked as "crewmember" to facilitate monitoring.

a.

No later than 10 days after becoming an Access Person, each Access Person shall meet with the Chief Compliance Officer to discuss the requirements of this Code. The Access Person shall deliver a current record (as of a date no more than 45 days prior to the date they became an Access Person) of all Securities (including name and quantity) in which the Access Person has a direct or indirect Beneficial Ownership, including the name of any broker, dealer or bank with whom the Access Person maintained an account. The Access Person shall provide evidence that the Access Person has made provision to open an account with Saturna Brokerage Services or another approved brokerage firm, and as soon as practicable, arrange to transfer all

Securities holdings to that account and close any previous outside accounts.

b.

At the end of the first month of employment, the Access Person shall demonstrate that he has completed the process of closing all outside accounts and moving all holdings to the approved brokerage firm. The Chief Compliance Officer will provide appropriate guidance and assistance to the Access Person if needed to complete the process.

c.

An Access Person's willful non-compliance with completion of this process shall be considered a violation of this Code of Ethics.

3.

The President may
permit, in unusual circumstances and for good cause, an Access
Person to maintain a Reporting Account away from Saturna Brokerage Services or Saturna Capital. If an Access Person is permitted to maintain such an account, the Access Person:

a.

must have no advance knowledge or control of any transaction in such account, and

b.

shall be responsible for maintaining on a mirroring Reporting Account an accurate history of all security transactions that are required to be reported under this Code, and

c.

shall instruct the manager or custodian with which such account is maintained to send periodic statements and copies of security transaction confirmations (if available) directly to the Chief Compliance Officer.

4.

Access Persons
may keep records of securities in which they have indirect Beneficial Ownership in separate Reporting Account(s) from those in which they have direct Beneficial Ownership, or may combine those holdings in a single Reporting Account.

5.

Not considered admission.
Any Reporting Account submission may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect Beneficial Ownership in the security to which the report relates.

6.

Transaction reporting.

a.

If not done through a Reporting Account, Access Persons shall report transactions in any security in which such person has, or because of such transaction acquires, any direct or indirect Beneficial Ownership.

b.

Every report shall be made not later than ten (10) days after the end of the execution of the transaction, and shall contain the following information:

•

The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

•

The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•

The price at which the transaction was effected;

•

The name of the broker, dealer, fund distributor, or bank with or through whom the transaction was effected; and

•

The date that the report was submitted.

c.

If expressly permitted by the Chief Compliance Officer, and if received by the Adviser no later than 30 days after the end of the applicable calendar quarter, periodic statements or copies of security transaction confirmations containing the information required by paragraph 17j-1(d)(1)(ii) of the Investment Company Act of 1940 will meet this requirement.

Section 4 - Exemptions from Prohibited Transaction and Reporting Requirements

1.

“Fund Direct” Accounts.
Accounts limited solely to transactions in registered openend investment companies where the Adviser does not act as adviser, unit investment trusts, 529 plans, and variable contracts.

2.

Exceptions and Exemptions
.
The Chief Compliance Officer may grant an exception to or exemption from this Code to any person, transaction or series of transactions, provided that the exception or exemption is not contrary to the mandatory requirements of applicable Laws, Rules and Regulations. Exceptions or exemptions must be in writing and specify the reason(s) and any conditions imposed. In determining whether to grant permission for an initial public offering or limited offering, the Chief Compliance Officer shall consider, among other things, whether such offering should be reserved for a Fund or other client of the Adviser, and whether such transaction is being offered to the person because of his or her position with the Adviser. If an Access Person receives approval, they must disclose such investments whenever they are involved in the Adviser’s subsequent consideration of these investments for any client. Further, the decision to purchase or sell such security for any client should be made by persons with no personal direct or indirect interest in the security.

3.

Involuntary Transactions.
Transactions that are non-volitional by either the Access Person or any client (including transactions with respect to which such Access Person has no actual advance knowledge of a given trade).

4.

Automatic Investment Plans.
Transactions made automatically in accordance with a predetermined schedule and allocation, such as dividend reinvestment plans.

5.

Rights Offerings.
Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of rights so acquired.

Section 5 - Periodic Certification

1.

On a quarterly basis, Access Persons (other than those whose trading is subject to

Portfolio Manager Restrictions and have not been permitted to hold a Reporting Account away) shall certify that they have reviewed their quarter-end holdings reports and that securities holdings in which they have a beneficial interest are accurately reflected.

2.

On an annual basis, Access Persons whose trading is subject to Portfolio Manager Restrictions and have not been permitted to maintain a Reporting Account away, shall certify that they have reviewed their year-end holdings reports and that securities holdings in which they have a beneficial interest are accurately reflected.

3.

On an annual basis, all Access Persons shall certify that they have read, understand, and intend to comply with this Code.

Section 6 - Service as a Director of a Publicly Traded Company

1.

No Access Person shall serve as director of any publicly traded company without first obtaining approval of the President. Any such approval shall be based on a determination by the President that such board service will be consistent with the interests of the clients of the Adviser, and that such person serving as a director will be isolated from those making investment decisions with respect to such company by appropriate procedures. At the direction of the President, in his or her sole discretion, such person may be required to resign from such directorship.

Section 7 - Gifts and Entertainment

1.

The giving or receiving of gifts or business entertainment could give rise to a potential or actual conflict of interest, such that the gift or entertainment is provided as a kickback or quid pro quo
.

2.

Gifts:
No Access Person, whether directly or indirectly, shall give or receive a Gift in excess of $100 per year to or from any person associated with a financial services firm or vendor doing business with, or hoping to do business with, the Funds and or Saturna. Gifts and entertainment connected to the purchase or sale of a Fund’s portfolio securities are not permitted. All Gifts must be reported to the Chief

Compliance Officer within 30 days of receipt. For purposes of this provision,

promotional items of nominal value that are widely distributed and display a gift giver’s logo, such as golf balls, shirts, towels and pens, do not fall within the definition of “Gift.”

3.

Business entertainment:
No Access Person may provide Business Entertainment to any person from whom Saturna is soliciting business or with whom Saturna is conducting business, in excess of the dollar limit applicable to such person as established by the President or Chief Financial Officer of Saturna. Trustees of the Funds and investment advisory clients of Saturna are exempted from this requirement.

4.

Payment or Reimbursement of Expenses:
Payments of an Access Person's or Trustee's ("Attendee") expenses in connection with meetings held by an offeror or by a securities brokerage firm, for the purpose of training or education of the Attendee may be received, provided that:

a.

The Attendee keeps, including all compensation received, the name of the offeror or brokerage firm, the amount of cash received, and the nature and, if known, value of any non-cash compensation;

b.

The Attendee obtains the President's prior approval to attend the meeting;

c.

The location is appropriate to the purpose of the meeting, which shall mean an office of the offeror or the brokerage firm, or a facility located in the vicinity of such office, or a regional location with respect to regional meetings;

d.

The payment or reimbursement is not applied to the expenses of guests of the Attendee; and

e.

The payment or reimbursement by the offeror or brokerage firm is not subject to any conditions. The limits of this paragraph shall not apply to any expenses incurred by any Fund or trustee which are paid by the Adviser in connection with any meeting, conference, education or other activity of any kind related to business of a Fund.

Section 8 - Disclosures

1.

Fund trustee disclosures.
Fund trustees must disclose ownership interests in Fund securities, qualifications for their Fund positions, compensation, meeting attendance, potential conflicts of interest, and other details specified in SEC regulations which are received through an annual questionnaire. Questions are directed to Fund legal counsel and/or the Chief Compliance Officer.

2.

Code of Ethics disclosure.
The Funds disclose in their registration statements that:

a.

The Funds and the Adviser have adopted this Code of Ethics;

b.

This Code permits personnel to invest in securities for their own accounts, and

c.

This Code is on public file, and available from, the SEC. This Code of Ethics is filed as an exhibit to the Funds' registration statements and is available online at Saturna websites.

Section 9 - Administration and Enforcement

1.

The Chief Compliance Officer will administer the Code and shall be responsible for a quarterly review, as prepared by the Reporting Account system, which compares Reporting Account securities transactions of Access Persons with completed portfolio transactions of clients to determine, among other things, whether a violation of this Code of Ethics, front-running, or insider trading may have occurred.

2.

Possible violations of this Code of Ethics must be reported to the Chief Compliance

Officer immediately, or in the absence of the Chief Compliance Officer, to any Compliance Officer, the President, or to any Director. Possible violations shall be promptly investigated, and violations reported through the Chief Compliance Officer to the President and board of directors of the Adviser, with copies to Fund boards. Such report shall include the corrective action taken and any recommendation for disciplinary action deemed appropriate by the Chief Compliance Officer. Such recommendation shall be based on, among other things, the severity of the infraction, whether it is a first or repeat offense, and whether it is part of a pattern of disregard for the letter and intent of this Code of Ethics. The President or board of directors of the Adviser may impose such sanctions for violation of this Code of Ethics as deemed appropriate, including, but not limited to:

a.

Oral reprimand;

b.

Letter of censure;

c.

Suspension or termination of the employment;

d.

Reversal of a securities trade at the violator's expense and risk, including disgorgement of any profit; and

e.

In serious cases, referral to law enforcement or regulatory authorities.

3.

At their first regular meeting in each calendar year, the Fund boards must be provided and review an annual report from the Adviser on compliance for the previous year. The Boards must receive a certification that the Fund and the Adviser "have adopted procedures reasonably necessary to prevent Access Persons from violating" their codes before approving this Code of Ethics and "not less frequently than annually" thereafter. The annual report to the Fund boards must describe any issues and material violations arising under this Code since the last report.

Section 10 - Certification

By signing, you are certifying that you have read, understand, and intend to comply with this Code.

Section 11 - Appendix A

Appendix A

Sarbanes-Oxley SOX Code of Ethics for the

Principal Executive Officer and Principal Financial Officer of

AMANA MUTUAL FUNDS TRUST SATURNA INVESTMENT TRUST

I.  COVERED OFFICERS/PURPOSE OF THE SOX CODE

This Sarbanes-Oxley SOX Code of Ethics (the “SOX Code”) for the series of funds (each, a

“Fund” and collectively, the “Funds”) of Amana Mutual Funds Trust and Saturna Investment

Trust (each, a “Trust” and collectively, the “Trusts”) applies to each Trust’s Principal Executive Officer and Principal Financial Officer (the “Covered Officers,” identified on Schedule A). The purpose of this SOX Code is to promote:

•

Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

Full, fair, accurate, timely, and understandable disclosure in reports and documents that a registrant files with, or submits to, the SEC and in other public communications made by the Funds;

•

Compliance with applicable laws and governmental rules and regulations;

•

The prompt internal reporting of violations of the SOX Code to an appropriate person or persons identified in the SOX Code; and

•

Accountability for adherence to the SOX Code.

Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II.  COVERED OFFICERS SHOULD HANDLE ETHICALLY ANY ACTUAL AND

APPARENT CONFLICTS OF INTEREST

A “conflict of interest” occurs when a Covered Officer’s personal interest interferes with the interests of, or his service to, a Fund. For example, a conflict of interest would arise if a Covered Officer, or a member of his family, were to receive improper personal benefits as a result of his position with a Fund.

Certain conflicts of interest arise out of the relationships between Covered Officers and a

Fund and already are subject to conflict of interest provisions in the Investment Company Act of 1940 and the Investment Advisers Act of 1940. For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Fund because of their status as “affiliated persons” of the investment adviser to each of the Funds. The compliance programs and procedures of the Funds and Saturna Capital Corporation (“Saturna”) are designed to prevent, or identify and correct, violations of such requirements. This SOX Code does not, and is not intended to, repeal or replace those programs and procedures, and such conflicts fall outside of the parameters of this SOX Code.

Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between each of the Funds and Saturna, for which the Covered Officers may also serve as trustees, officers, or crewmembers. As a result, this SOX Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for a Fund or for Saturna, or for both), be involved in establishing policies and implementing decisions that will have different effects on Saturna and each of the Funds. The participation of the Covered Officers in such activities is inherent in the contractual relationship between each of the Funds and Saturna and is consistent with the performance by the Covered Officers of their duties as officers of one or more Funds and, if addressed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, will be deemed to have been handled ethically. In addition, it is recognized by the Boards of Trustees of each Trust (collectively, the “Board of Trustees”) that the Covered Officers may also be directors, officers, or crewmembers of Saturna and are covered by this SOX Code and by a separate code of ethics.

Other conflicts of interest are covered by this SOX Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. In reading the following examples of conflicts of interest under this SOX Code, Covered Officers should keep in mind that such a list cannot ever be exhaustive and cannot consider every possible scenario. As such, the overarching principle that the personal interest of a Covered Officer should not be placed improperly before the interest of a Fund shall govern and shall be the standard by which a Covered Officer’s conduct is judged under this SOX Code.

Each Covered Officer must not:

•

Use his personal influence or personal relationships improperly to influence investment decisions or financial reporting by a Fund whereby the Covered Officer would benefit personally to the detriment of the Fund; and

•

Cause a Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit the Fund.

There are some potential conflict of interest situations that should be discussed with Saturna’s Chief Legal Officer if material. Examples of these include:

•

Service as a director on the board of any public company;

•

Any direct ownership interest in, or any consulting or employment relationship with, any of the Funds’ service providers, other than Saturna or any affiliated person of Saturna;

•

A direct or indirect financial interest in commissions, transaction charges, or spreads paid by a Fund for effecting portfolio transactions or for selling or redeeming shares, other than an interest arising from the Covered Officer’s employment, such as compensation or as director, officer, shareholder, or crewmember of Saturna.

III.  DISCLOSURE & COMPLIANCE

It is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules, and regulations. In addition, each Covered Officer:

•

Should familiarize himself with the disclosure requirements generally applicable to the Funds;

•

Should not knowingly misrepresent, or cause others to misrepresent, facts about a Fund to others, whether within or outside Saturna or a Fund, including to a Trust’s Independent Trustees and auditors, and to governmental regulators and selfregulatory organizations; and

•

Should, to the extent appropriate within his area of responsibility, consult with other officers of the Trust and crewmembers of Saturna with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Funds file with, or submit to, the SEC and in other public communications made by the Funds.

IV.  REPORTING AND ACCOUNTABILITY

Saturna’s Chief Legal Officer is responsible for applying this SOX Code to specific situations in which questions are presented under it and has the authority to interpret this SOX Code in any particular situation. The Chief Legal Officer may consult, as appropriate, with the Independent Trustees, and/or counsel to the Independent Trustees, and is encouraged to do so. However, any approvals or waivers sought by the Covered Persons will be considered and approved by the Independent Trustees.

Each Covered Officer must:

•

Upon adoption of the SOX Code, affirm in writing to the Board of Trustees that he has received, read, and understands the SOX Code;

•

Annually thereafter affirm to the Board of Trustees that he has complied with the requirements of the SOX Code;

•

Report at least annually such affiliations or other relationships related to conflicts of interest as covered by the Annual Directors & Officers Questionnaire;

•

Not retaliate against any crewmember or member of Saturna for reports of violations or potential violations of law or this SOX Code that are made in good faith; and

•

Notify Saturna’s Chief Legal Officer promptly if he is aware of any violation or potential violation of law or this SOX Code, recognizing that failure to do so is itself a violation of this SOX Code.

Each of the Funds will follow these procedures in investigating and enforcing this SOX Code:

•

Saturna’s Chief Legal Officer will take all appropriate action to investigate any potential violations reported to him;

•

If, after such investigation, the Chief Legal Officer believes that no violation has occurred, the Chief Legal Officer is not required to take any further action, but he shall discuss with the Trust’s Independent Trustees at its next regularly scheduled meeting his investigation and conclusion;

•

Any matter that the Chief Legal Officer believes is a violation will be reported to the Independent Trustees;

•

If the Independent Trustees concur that a violation has occurred, the Independent Trustees will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of Saturna; or a recommendation to dismiss the Covered Officer;

•

The Independent Trustees will be responsible for granting waivers, as appropriate; and

•

Any changes to or waivers of this SOX Code will, to the extent required, be disclosed as provided by SEC rules.

V.  OTHER POLICIES AND PROCEDURES

This SOX Code shall be the sole SOX Code of ethics adopted by the Trusts (on behalf of each Fund) for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. To the extent that they overlap or conflict, the provisions of this SOX Code supersede the policies and procedures of the Funds and the Funds’ adviser, principal underwriter, and other service providers. The Funds’ and Saturna’s Code of Ethics under Rule 17j-1 under the Investment Company Act are separate requirements applying to the Covered Officers and others and are not part of this SOX Code.

VI.  AMENDMENTS

Except as to the individuals listed on Schedule A, this SOX Code may not be amended except in written form, which shall be explicitly approved or ratified by a majority vote of each Trust’s Independent Trustees.

VII.  CONFIDENTIALITY

All reports and records prepared or maintained pursuant to this SOX Code shall be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this SOX Code, such matters shall not be disclosed to anyone other than the Independent Trustees and their independent legal counsel.

VIII.  INTERNAL USE

The SOX Code is intended solely for the internal use by each of the Funds and does not constitute an admission, by or on behalf of any Fund, as to any fact, circumstance, or legal conclusion.

SCHEDULE A

Persons Covered by this SOX Code of Ethics

            Position with Trusts

Jane K. Carten

Principal Executive Officer

Christopher R. Fankhauser

Principal Financial Officer